Exhibit 16.1

April 3, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by California Steel Industries, Inc. (copy attached), which we understand will be filed with the U.S. Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A of California Steel Industries, Inc. dated December 14, 2006. We agree with the statements concerning our Firm in such Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

April 3, 2007